CommerceHub Announces First Quarter 2017 Financial Results
Revenue of $24.6 million increases 11%, GAAP EPS is $0.06, adjusted EPS is $0.09
Revenue excluding customers acquired through the Mercent acquisition increases 17%

ALBANY, NY, May 8, 2017 - CommerceHub, Inc. (NASDAQ: CHUBA, CHUBK) (“CommerceHub,” “we,” “us,” “our” or the “Company”), a leading distributed commerce network for retailers and brands, today announced financial results for the quarter ended March 31, 2017.

“CommerceHub’s first quarter financial results were highlighted by 17% revenue growth in core drop-ship revenue, which demonstrates the success many of our customers are having with their e-commerce initiatives in a competitive retail environment,” said Frank Poore, CommerceHub’s Founder, President and CEO. “Consumer preferences are rapidly shifting to digital channels and retailers need to aggressively expand their online product assortments to meet consumer expectations,” he continued. “Our performance this quarter shows how CommerceHub can be an essential partner in enabling expanded assortment strategies and efficient order fulfillment, which are the key building blocks for success in today’s retail market.”

“Continued revenue growth and expanding gross margins contributed to a solidly profitable quarter with strong cash flow generation,” said Mark Greenquist, CommerceHub’s CFO, “which is indicative of our highly scalable model that is aligned with the success of our customers.”

First Quarter 2017 Financial Highlights

•	Revenue was $24.6 million, an 11% year-over-year increase from $22.1 million in 2016. Core drop-ship revenue, which excludes customers acquired through the Mercent acquisition, increased 17%.

•	Gross margin was 78%, compared to 72% in 2016. Adjusted gross margin was 78%, compared to 76% in 2016.

•	Net income was $2.5 million, or $0.06 per diluted share, compared to a net loss of $2.0 million, or a net loss of $0.05 per diluted share, in 2016.

•	Adjusted net income was $3.8 million, or $0.09 per diluted share, compared to $4.6 million, or $0.11 per diluted share, in 2016.

•	Adjusted EBITDA was $8.7 million, compared to $9.3 million in 2016.

•	Operating cash flow was $13.6 million, compared to $8.1 million in 2016.

•	Free cash flow was $12.2 million, compared to $3.6 million in 2016.

•	Cash at quarter end was $4.0 million and the total amount outstanding under our credit facility was $10.0 million.

An explanation of these non-GAAP financial measures is included below under the heading "Statement Regarding Non-GAAP Financial Measures." A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has also been provided in the financial tables included at the end of this press release.

Other Recent Highlights

•	Total customer count at March 31, 2017 was 10,801, up from 9,622 at March 31, 2016, or 12% year-over-year.

•
We expanded our CommerceHub for Retailers network with the signing of a fast-growing and innovative online retailing startup, in addition to a leading loyalty program provider in the leisure products and travel industry segment.

•
We welcomed Gary Nafus as Chief Revenue Officer, who will report to CEO Frank Poore and will be responsible for leading the Company’s efforts to identify and execute on opportunities for growth within new and existing customers.

Conference Call Details
The Company will offer a live conference call, and a live, listen-only webcast of the call via the CommerceHub Investor Relations website at 4:30 p.m., E.T., today, Monday, May 8, 2017. See http://ir.commercehub.com/events.cfm, where supporting materials, including a presentation and supplemental financial data, have been posted.

Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 11695529
Webcast (live and replay):	http://ir.commercehub.com/events.cfm

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped over 10,000 retailers, brands, and distributors achieve an estimated $13+ billion in Gross Merchandise Value in 2016.

Important Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future business strategies, future financial performance, market conditions and potential, future growth of e-commerce, customer growth, sales channel expansion and other matters that are not historical facts. These statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance and performance of our products and services, competitive issues, general market conditions, regulatory matters affecting our business and changes in law. These forward-looking statements speak only as of the date of this presentation, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any such statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. There can be no assurance that any expectation or belief expressed in a forward-looking statement will occur, and you should not place undue reliance on any forward-looking statements. Please refer to our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional information about us and the risks and uncertainties we face that may affect the forward-looking statements made in this press release.

Statement Regarding Non-GAAP Financial Measures
In addition to reporting financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide non-GAAP financial measures that management considers in reviewing our financial performance because we feel they are relevant measures of the overall efficiency of our business model. These non-GAAP financial measures are not a substitute for, or superior to, and should be considered only in addition to, financial measures calculated in accordance with GAAP. They are subject to inherent limitations and exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Certain of these adjustments are based on estimates and assumptions of management and do not purport to reflect actual historical results. In addition, you should be aware that our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate these measures in the same fashion. We define “adjusted gross profit” as gross profit plus share-based compensation and acquisition-related intangible amortization. We define “adjusted gross margin” as adjusted gross profit divided by revenue. We define “adjusted operating expenses” as total operating expenses less share-based compensation and acquisition-related intangible amortization. We define “adjusted EBITDA” as net income or loss plus interest expense, income tax expense, depreciation of property and equipment, amortization of capitalized software costs and intangible assets and share-based compensation expense, less interest income and income tax benefit. We define “adjusted net income” as net income or loss plus share-based compensation, acquisition-related intangible amortization and the tax effect of these adjustments. We define “adjusted earnings per diluted share” as earnings per diluted share plus the diluted per share effects of share-based compensation, acquisition-related intangible amortization and the tax effect of these adjustments. We define “free cash flow” as net cash provided by, or used in, operating activities less purchases of property and equipment and additions to capitalized software. A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has been provided in the financial tables included at the end of this press release.

CommerceHub Investor Relations Contact
Erik Morton
1-206-971-7712
investor@commercehub.com

CommerceHub, Inc.
Consolidated Statement of Operations
(in thousands except per share data)
(unaudited)

	3 months ended:
	03/31/17	03/31/16
Revenue	$24,568	$22,090
Cost of revenue	5,516	6,104
Gross profit	19,052	15,986
Gross margin	78%	72%

Research and development	5,915	4,870
Sales and marketing	1,931	3,618
General and administrative	6,939	10,524
Operating expenses	14,785	19,012

Operating income (loss)	4,267	(3,026)

Interest (expense) income, net	(227)	166

Pre-tax income (loss)	4,040	(2,860)
Income tax expense (benefit)	1,581	(870)

Net income (loss)	$2,459	$(1,990)

Earnings per share:
Basic	$0.06	$(0.05)
Diluted	$0.06	$(0.05)

Share count (1):
Basic	42,977	42,703
Diluted	44,670	42,703

(1) Share counts for pre-spin periods represent the shares issued at spin-off on July 22, 2016.

CommerceHub, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	03/31/17	12/31/16
Assets
Cash and cash equivalents	$4,044	$6,471
Accounts receivable, net of allowances	12,530	18,109
Prepaid income taxes	635	4,311
Prepaid expenses	1,386	1,549
Total current assets	18,595	30,440

Capitalized software, net	6,011	6,716
Deferred services costs	4,808	4,989
Property and equipment, net	7,913	7,629
Goodwill	21,410	21,410
Deferred income taxes	8,356	7,714
Other long-term assets	1,475	1,122
Total assets	$68,568	$80,020

Liabilities and Equity
Accounts payable and accrued expenses	$2,507	$2,135
Accrued payroll and related expenses	4,816	7,435
Income taxes payable	7	7
Deferred revenue	5,340	5,149
Total current liabilities	12,670	14,726
Deferred revenue, long-term	7,724	7,581
Other long-term liabilities	1,453	1,135
Long-term debt	10,000	26,000
Total liabilities	31,847	49,442

Equity:
Total equity	36,721	30,578
Total liabilities and equity	$68,568	$80,020

CommerceHub, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	3 months ended:
	3/31/17	3/31/16
Cash flows from operating activities
Net income (loss)	$2,459	$(1,990)
Adjustments to net income (loss):
Depreciation and amortization	2,094	2,323
Amortization of debt issuance costs	56	-
Share-based compensation expense	2,360	10,037
Deferred income taxes	(642)	(2,371)
Bad debt expense	404	33
Accrued interest income	-	(166)
Working capital changes:
Accounts receivable	5,175	4,604
Prepaid expenses and other assets	(243)	(409)
Prepaid income taxes	3,676	-
Deferred costs	181	(192)
Deferred revenue	334	218
Accounts payable and accrued expenses	337	2,058
Accrued payroll and related expenses	(2,620)	1,106
Share-based compensation liability payments	-	(7,436)
Parent receivables and payables, net	-	257
Net cash provided by operating activities	13,571	8,072

Cash flows from investing activities
Purchases of property and equipment	(692)	(2,291)
Additions to capitalized software	(631)	(2,183)
Net cash used in investing activities	(1,323)	(4,474)

Cash flows from financing activities
Payments on revolver	(16,000)	-
Cash received from exercise of stock options	1,324	52
Net cash (used in) provided by financing activities	(14,676)	52
Currency effect on cash	1	-
Net (decrease) increase in cash and cash equivalents	(2,427)	3,650
Beginning cash and cash equivalents	6,471	19,337
Ending cash and cash equivalents	$4,044	$22,987

Supplemental Information
(in thousands)
(unaudited)

	3 months ended:
	3/31/17	3/31/16	% Inc (Dec)
Revenue by type:
Usage	$15,859	$14,296	11%
Subscription	6,897	6,364	8%
Set-up and professional services	1,812	1,430	27%
Total revenue	$24,568	$22,090	11%

	3 months ended:
	3/31/17	3/31/16
Share-based compensation expense:
Cost of revenue	$110	$504
Research and development	571	1,860
Sales and marketing	135	984
General and administrative	1,544	6,689
Total	$2,360	$10,037

CommerceHub, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

Reconciliation of GAAP gross profit to adjusted gross profit:

	3 months ended:
	3/31/17	3/31/16
Gross profit	$19,052	$15,986
Share-based compensation	110	504
Acquisition-related intangible amortization	-	188
Adjusted gross profit	$19,162	$16,678

Adjusted gross margin	78%	76%

Reconciliation of GAAP operating expenses to adjusted operating expenses:

	3 months ended:
	3/31/17	3/31/16
Operating expenses	$14,785	$19,012
Share-based compensation	(2,250)	(9,533)
Acquisition-related intangible amortization	-	(250)
Adjusted operating expenses	$12,535	$9,229

Reconciliation of GAAP net income (loss) to adjusted EBITDA:

	3 months ended:
	3/31/17	3/31/16
Net income (loss)	$2,459	$(1,990)
Interest expense (income), net	227	(166)
Income tax expense (benefit)	1,581	(870)
Depreciation and amortization	2,094	2,323
Share-based compensation	2,360	10,037
Adjusted EBITDA	$8,721	$9,334

CommerceHub, Inc.
GAAP to Non-GAAP Reconciliations, continued
(in thousands except per share data)
(unaudited)

Reconciliation of GAAP net income (loss) to adjusted net income:

	3 months ended:
	3/31/17	3/31/16
Net income (loss)	$2,459	$(1,990)
Share-based compensation	2,360	10,037
Acquisition-related intangible amortization	-	438
Tax effect of adjustments (1)	(979)	(3,916)
Adjusted net income	$3,840	$4,569

(1) Adjusted net income assumes a long-term projected tax rate of 40%

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share:

	3 months ended:
	3/31/17	3/31/16
GAAP earnings per diluted share	$0.06	$(0.05)
Share-based compensation	0.05	0.24
Acquisition-related intangible amortization	-	0.01
Tax effect of adjustments (1)	(0.02)	(0.09)
Adjusted earnings per diluted share	$0.09	$0.11

Diluted share count	44,670	42,703

(1) Adjusted earnings per diluted share assumes a long-term projected tax rate of 40%

Reconciliation of GAAP net cash provided by operating activities to free cash flow:

	3 months ended:
	3/31/17	3/31/16
Net cash provided by operating activities	$13,571	$8,072
Purchases of property and equipment	(692)	(2,291)
Additions to capitalized software	(631)	(2,183)
Free cash flow (1)	$12,248	$3,598

(1) Includes share-based compensation liability payments of:	-	(7,436)